Exhibit 10.34

STOCK OPTION AWARD AGREEMENT

UNDER THE BAUDAX BIO, INC.
2019 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made by Baudax Bio, Inc. (the “Company”) and the participant named on the grant schedule attached hereto (the “Grantee”).

RECITALS

WHEREAS, the Company desires to award a stock option to the Grantee under the Baudax Bio, Inc. 2019 Equity Incentive Plan (the “Plan”), pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.Grant Schedule.  Certain terms of this Nonqualified Option are set forth on the grant schedule attached hereto (the “Grant Schedule”), which Grant Schedule constitutes a part of this Agreement.

2.Grant of an Option.  On the grant date set forth on the Grant Schedule (the “Grant Date”) and pursuant to the Plan, the Company has awarded to the Grantee a Nonqualified Option to purchase the number of shares of Common Stock set forth on the Grant Schedule, subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan (the “Option”).  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

3.Vesting.

(a)Subject to the further provisions of this Agreement, the Option will vest and become exercisable as set forth on the Grant Schedule.

(b)For purposes of any service-based portions of the vesting schedule applicable to the Option, service with the Company will be deemed to include service with any Affiliate of the Company (for only so long as such entity remains an Affiliate).

(c)Neither the Plan nor this Option will confer upon the Grantee any right to continue in employment or service with the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Grantee at any time, with or without cause and with or without notice.

(d)If the Grantee goes on a leave of absence, the Company may adjust any service-based portions of vesting schedule applicable to the Option in accordance with the terms of such leave.  Except as provided in the preceding sentence, service will be deemed to continue while the Grantee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law.  Service will be deemed to terminate when such leave ends, unless the Grantee then immediately returns to active work.

4.Transferability.  The Option is not transferable or assignable other than by will or by the laws of descent and distribution.  Any other attempt to transfer the Option, whether voluntary or involuntary, by operation of law or otherwise, will be ineffective.  During the Grantee’s lifetime, the Option is exercisable only by the Grantee.  Subject to the foregoing and the terms of the Plan, the terms and conditions of the Option will be binding upon the Grantee’s executors, administrators and heirs.

5.Expiration.

(a)Unvested Portion of Option.  In the event of the Grantee’s termination of service with the Company, any unvested portion of the Option will be forfeited immediately and automatically, without any action on the part of the Company.

(b)Vested Portion of Option.  The Grantee’s right to exercise any vested portion of the Option shall expire on the earliest to occur of the following:

i.immediately upon the termination of the Grantee’s service with the Company for Cause, as described in Section 7(e)(iv) of the Plan;

ii.one year after termination of the Grantee’s service with the Company due to death or Disability;

iii.three months after termination of the Grantee’s service with the Company for any other reason; or

iv.the tenth anniversary of the Grant Date.

6.Exercise of Option.

(a)To exercise any vested portion of the Option, the Grantee must (i) provide the Company with written notice of the Grantee’s intention to exercise the Option and the number of Option Shares (which must be a whole number) that the Grantee intends to acquire, and (ii) deliver a check for the Option Price (as set forth on the Grant Schedule) multiplied by the number of Option Shares being acquired.  As an alternative to delivering a check the Grantee may choose to exercise any vested portion of the Option hereunder on a “cashless” basis.  Under this method, the Grantee does not have to remit the Option Price in cash.  Instead, the Option Price is paid by reducing the number of Option Shares otherwise issuable to the Grantee upon exercise by such number of Option Shares having a Fair Market Value (determined at the time of exercise) equal to the Option Price.  The Board may also approve a different method of exercise in accordance with Section 7 of the Plan.

(b)In addition, any exercise of this Option will be conditioned on the Grantee making arrangements satisfactory to the Company to satisfy any tax withholding obligations arising in connection with such exercise.

(c)The Option may not be exercised, and any purported exercise will be void, if the issuance of Common Stock upon such exercise would constitute a violation of any law, regulation or exchange listing requirement.  The Board may from time to time modify the terms of the Option or impose additional conditions on the exercise of the Option as it deems necessary or appropriate to facilitate compliance with any law, regulation or exchange listing requirement.  As a further condition to the exercise of the Option, the Company may require the Grantee to make any representation or warranty as may be required by or advisable under any applicable law or regulation.

7.Issuance of Shares.

(a)Upon exercise of all or a portion of the Option, the Company shall issue to the Grantee, either by book-entry registration or issuance of a stock certificate or certificates, the applicable number of shares of Common Stock.  Any shares of Common Stock issued to the Grantee hereunder shall be fully paid and non-assessable.

(b)The Grantee will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of the Option, unless and until the Grantee has exercised the Option and shares of Common Stock are issued in respect thereof.  Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Grantee will have all of the rights of a stockholder.

8.Applicable Policies.  In consideration for the grant of this Option, the Grantee agrees to be subject to any policies of the Company and its Affiliates regarding clawbacks, securities trading and hedging or pledging of securities that may be in effect from time to time.

9.Change in Control.  Notwithstanding anything to the contrary set forth herein and without limiting the authority of the Board to take additional or different actions under the Plan, upon or immediately prior to (but contingent upon the occurrence of) a Change in Control the Board may, in its sole and absolute discretion and without the need for the Grantee’s consent, cancel the Option in exchange for cash and/or other substitute consideration (which cash or substitute consideration may be subject to vesting on the same basis as the Option) with a value equal to (A) the number of Option Shares, multiplied by (B) the amount, if any, by which the Fair Market Value on the date of the Change in Control exceeds the Option Price; provided, that if the Fair Market Value on the date of the Change in Control does not exceed the Option Price, the Board may cancel the Option without any payment of consideration therefor.

10.Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.

11.Tax Consequences.  The Grantee acknowledges that the Company has not advised the Grantee regarding the tax treatment of the Option and that the Company does not guarantee any particular tax treatment.

12.The Plan.  The Grantee acknowledges that the Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and accepts the Option subject to all of the terms and provisions of the Plan.  Pursuant to the Plan, the Board is authorized to interpret this Agreement and the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Grantee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement or the Plan.

13.Electronic Delivery of Documents.  The Grantee authorizes the Company to deliver electronically any prospectuses or other documentation related to this Option, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site.  Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically.  The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

14.Entire Agreement.  This Agreement, including terms of the Grant Schedule and Plan incorporated herein, contains the parties’ entire agreement regarding the Option evidenced hereby and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating thereto.

15.Governing Law.  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

BAUDAX BIO, INC.

By: